AMENDMENT OF

EMPLOYMENT AGREEMENT

WHEREAS, Everest Reinsurance Company (the “Company”), Everest Reinsurance Holdings, Inc. (“Holdings”) and Joseph V. Taranto (“Taranto”) were parties to an employment agreement effective as of January 1, 2000 (as amended to date, the “Employment Agreement”); and

WHEREAS, pursuant to a restructuring of Holdings, Holdings became a wholly-owned subsidiary of Everest Re Group, Ltd. (“Everest Group”); and

WHEREAS, in connection with the restructuring, Everest Group established a wholly-owned subsidiary, Everest Global Services, Inc. (“Everest Services”); and

WHEREAS, the Employment Agreement was thereafter amended in connection with the restructuring to reflect the restructuring and the establishment of Everest Services and Taranto’s employment by Everest Services and Holdings; and

WHEREAS, (a) Taranto has previously transferred to employment with Everest Services; (b) as required under the Employment Agreement, Everest Services has been substituted for the Company under the Employment Agreement; (c) Everest Services has adopted and has become a party to the Employment Agreement under which Taranto provides services for the Company, Everest Group and Holdings and those companies have agreed to cause payment to be made to Taranto for such services; and (d) the Employment Agreement has been previously amended to reflect all of the foregoing transactions; and

WHEREAS, the Employment Agreement was further amended on August 31, 2005, extending the term of Taranto’s employment to March 31, 2008; and

WHEREAS, the Employment Agreement was further amended on April 5, 2007, extending the term of Taranto’s employment to December 31, 2009; and

WHEREAS, the parties have now agreed to a further modification to the Employment Agreement and it is now desirable to amend the Employment Agreement to reflect such modification; and

WHEREAS, the Company, Holdings, Everest Group and Everest Services have consented to such amendment; and

WHEREAS, in consideration for and as an inducement to Taranto extending his employment with and continuing to provide services to Holdings, Everest Services and the Company and amending the Employment Agreement as set forth herein, Everest Services shall, upon Taranto’s execution of this Amendment, remit to Joseph V. Taranto a cash payment in the amount of $2,500,000.00 (two million five-hundred thousand U.S. dollars);

NOW, THEREFORE, the Employment Agreement is hereby amended, effective as of September 25, 2009, by substituting the following:

for Section 2 of the Employment Agreement:

“2.	Term.

The term of employment under this Agreement shall commence as of January 1, 2000 (the ‘Appointment Date’) and shall continue through December 31, 2010, unless sooner terminated in accordance with this Agreement.”

IN WITNESS WHEREOF, the parties have executed this amendment to the Employment Agreement as of September 25, 2009.

EVEREST REINSURANCE	EVEREST REINSURANCE COMPANY

HOLDINGS, INC.

/S/ SANJOY MUKHERJEE                                                        /S/ SANJOY MUKHERJEE
Sanjoy Mukherjee	Sanjoy Mukherjee
Senior Vice President	Senior Vice President

EVEREST RE GROUP, LTD.	EVEREST GLOBAL SERVICES, INC.

/S/ SANJOY MUKHERJEE                                                        /S/ SANJOY MUKHERJEE

Sanjoy Mukherjee	Sanjoy Mukherjee
Senior Vice President	Senior Vice President

                                         /S/ JOSEPH V. TARANTO

                                                        Joseph V. Taranto